EXHIBIT 99.1

NEWS RELEASE	CONTACT: Randy Lieble
FOR IMMEDIATE RELEASE	(715) 839-2164

NATIONAL PRESTO INDUSTRIES, INC. ANNOUNCES

DEFENSE CONTRACT AWARD FOR FY16

Eau Claire, Wisconsin (June 8, 2016) — National Presto Industries, Inc. (NYSE: NPK) announced today that on June 7, 2016, AMTEC Corporation, its wholly-owned subsidiary, received an $84.5 million 40mm systems contract with the Department of the Army for FY16 (fiscal year ended October 30, 2016). Deliveries are scheduled primarily in 2017.

National Presto Industries, Inc. operates in three business segments. The Housewares/Small Appliance segment designs and sells small household appliances and pressure cookers under the PRESTO® brand name and is recognized as an innovator of new products. The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, cartridge cases, less-lethal munitions, and less-lethal accessory equipment. The Absorbent Products segment primarily engages in the manufacture of private label adult incontinence products.

This release contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.